CHARLES SCHWAB
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THE SCHWAB BUILDING o 101  MONTGOMERY STREET o SAN FRANCISCO, CA 94104 o (415)
627-7000




                                                February 6, 2001

Mr. Tom Kolbe
Vice Presdent-Annuities
INVESCO Funds Group, Inc.
7800 East Union Ave., Ste. 220
Denver, CO 80237


           RE:  AMENDED SCHEDULES A AND B TO PARTICIPATION AGREEMENT

Dear Mr. Kolbe:

     Enclosed are drafts of amended Schedule A ("Schedule A") and Schedule B ("Schedule B") to our participation agreement, dated October 25, 1996 and July 8, 1997 with INVESCO Variable Investment Funds, Inc., and INVESCO Funds Group, Inc., [as amended on February 15, 2000,] (the "Agreement").

     Schedule A reflects the addition of the Schwab Signature Annuity. Schedule A shall replace the existing Schedule A to the Agreement.

     Schedule B reflects the addition of the Designated Portfolios available under the Schwab Signature Annuity. Schedule B shall replace the existing Schedule B to the Agreement.

     In addition,  the following is added to the "Miscellaneous"  section of the
Agreement:

Subject to the requirements of legal process and regulatory authority, each Party hereto shall treat as confidential any "non-public personal information" about any "consumer" of another Party as such terms are defined in SEC Regulations S-P, and shall not disclose or use such information without the express written consent of such Party. Such written consent shall specify the purposes for which such information may be disclosed or used, which disclosure or use shall be consistent with SEC Regulations S-P.











   CHARLES SCHWAB & CO., INC., MEMBER SIPC, NEW YORK STOCK EXCHANGE AND OTHER
                      PRINCIPAL STOCK AND OPTIONS EXCHANGES

The Agreement otherwise remains unchanged and shall continue in full force and effect.

In the space provided below, please acknowledge your agreement to the foregoing.

                                    Very truly yours,


                                    Charles Schwab & Co., Inc.


                                    By:   /s/ Rob Klapper
                                    ---------------------
                                          Rob Klapper
                                          Vice President, Insurance & Annuities

                                    Great-West Life & Annuity Insurance Company


                                    By:   /s/ David G. McDonald
                                    ---------------------------
                                          David G. McDonald
                                          Vice President, Individual/
                                            Institutional Markets

ACKNOWLEDGED AND AGREED TO:

INVESCO Variable Investment Funds, Inc.

By:    /s/ Ronald L. Grooms
---------------------------
Title: Treasurer
Date:  2/15/01

INVESCO Funds Group, Inc.

By:    /s/ Ronald L. Grooms
----------------------------------
Title: Senior Vice President
Date:  2/15/01





Cc:         B. Byrne, Esq.
            Great West Life & Annuity Ins. Company

            D. Stone, Esq.
            T. Perrino, Esq.
            E. O'Riordan
            M. D'Souza
            Charles Schwab & Co. Inc.

                                   SCHEDULE A

      Contracts                                                Form Numbers

      Great-West Life & Annuity Insurance Company

      Group Variable/Fixed Annuity Contract                       J434
      Individual Variable Annuity/Fixed Annuity Contract          J434IND
      Group Variable Annuity Contract                             J444MMF
                                                                  J444SA
      Individual Variable Annuity Contract                        J444INDMMF
                                                                  J444INDSA

                                   SCHEDULE B

      Designated Portfolios

      [Schwab Select Annuity]
      INVESCO VIF - Equity Income Portfolio
      INVESCO VIF - High Yield Portfolio
      INVESCO VIF - Technology Fund

      [Schwab Signature Annuity]
      INVESCO VIF High Yield Portfolio
      INVESCO VIF Technology Fund